CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of The Westport Funds and to the use of our report dated January 21, 2000 on the financial statements and financial highlights of the Westport Fund and the Westport Small Cap Fund, each a series of The Westport Funds. Such financial statements, financial highlights and report of independent certified public accountants appear in the 1999 Annual Report to Shareholders which is incorporated by reference in the Registration Statement and Prospectus.

                                                            TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
April 26, 2000